Exhibit 3.41

MARK C. CHRISTIE COMMISSIONER JAMES C. DIMITRI COMMISSIONER JUDITH WILLIAMS JAGDMANN COMMISSIONER	JOEL H. PECK CLERK OF THE COMMISSION P.O. BOX 1197 RICHMOND, VIRGINIA 23218-1197

The attached documents are the best available from microfilm.

The original documents submitted for filing were not suitable for

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Tyler Building, 1300 East Main Street, Richmond, VA 23219-3630

Clerk’s Office (804) 371-9733 or TOLL-FREE IN VIRGINIA 1-866-722-2551 www.scc.virginia.gov/clk

Visit https://sccefile.scc.virginia.gov to view online services

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ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

EUREKA TELECOM OF VA, INC.

Eureka Telecom of VA, Inc. (the “Corporation”), pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, hereby executes the following Articles of Amendment and does hereby certify that:

1. The name of the corporation (hereinafter, the “Corporation”) is:

Eureka Telecom of VA, Inc.

2. The Articles of Incorporation (the “Articles”) of the Corporation are hereby amended as follows:

Article FOURTH of the Articles is hereby deleted in its entirety and replaced in its entirety by the following new paragraph:

“FOURTH: The total number of authorized shares that the corporation shall have authority to issue is 100 shares of common stock, each having a par value of $0.001.”

3. The foregoing amendment was duly adopted on August 1st, 2006.

4. The foregoing amendment was adopted by unanimous consent of the shareholders.

5. These Articles of Amendment shall be deemed effective upon their filing with the State Corporation Commission of the Commonwealth of Virginia.

IN WITNESS WHEREOF, these Articles of Amendment of the Articles of Incorporation have been duly executed by the undersigned officer of the Corporation this 1st day of August, 2006.

EUREKA TELECOM OF VA, INC.

By:	/s/ Jeffery E. Ginsberg
Name:	Jeffery E. Ginsberg
Title:	Chairman
Corporation’s SCC ID# 0562050-5
Date:	August 1st, 2006

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND, NOVEMBER 27, 2006

The State Corporation Commission has found the accompanying articles submitted on behalf of

Eureka Telecom of VA, Inc.

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective November 27, 2006.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law

STATE CORPORATION COMMISSION

By
Commissioner

06-11-06-0029

AMENACPT

CIS0436

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION

ARTICLES OF AMENDMENT

CHANGING THE NAME OF A VIRGINIA STOCK CORPORATION

By Unanimous Consent of the Shareholders

The undersigned, pursuant to § 13.1-710 of the Code of Virginia, executes these articles and states as follows:

1.	The current name of the corporation is eLink Telecommunications of Virginia, Inc.

.

2.	The name of the corporation is changed to Eureka Telecom of VA, Inc.

.

3	The foregoing amendment was adopted by unanimous consent of the shareholders on

August 18, 2005	.
(date)

Executed in the name of the corporation by:

August 18, 2005
(signature)	(date)

Jeffrey Ginsberg	Chairman
(printed name)	(corporate title)

0562050-5
(Telephone number (optional))	(corporation’s SCC corporate ID no.)

(The execution must be by the chairman or any vice-chairman of the board of directors, the president, or any other of its officers authorized to act on behalf of the corporation.)

See instructions on the reverse.

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AT RICHMOND. AUGUST 19, 2005

The State Corporation Commission has found the accompanying articles submitted on behalf of

Eureka Telecom of VA, Inc. (formerly eLink Telecommunications of Virginia, Inc. )

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF AMENDMENT

be issued and admitted to record with the articles of amendment in the Office of the Clerk of the Commission, effective August 19, 2005.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By
Commissioner

05-08-19-0506

AMENACPT

CIS0375

ARTICLES OF INCORPORATION

OF

eLINK TELECOMMUNICATIONS OF VIRGINIA, INC.

The undersigned, authorized natural person, for the purpose of forming a corporation, under the provisions and subject to the requirements of the Laws of the Commonwealth of Virginia, hereby certifies that:

FIRST: The name of this corporation is eLink Telecommunications of Virginia, Inc.

SECOND: The address of its registered office in the Commonwealth of Virginia is physically located at 11 South 12th Street in the City of Richmond 23219. The name of its registered agent at such address is (ILLEGIBLE)

THIRD: The purpose of the corporation is to engage in any lawful act or activities of a public service corporation organized under the Code of Virginia. Pursuant to section 13.1-620(d) eLink Telecommuntions of Virginia, Inc. specifically will engage in those activities necessary for it to provide telecommunications services within the Commonwealth of Virginia pursuant to section 13.1-620(d).

FOURTH: The total number of shares that the corporation shall have authority to issue is 100.000 shares of common stock, each having a par value of $0.001.

FIFTH: The name and address of the incorporator is as follows:

Richard Joseph Dyer, Esq

555 13th Street, N W. Suite 500

Washington, D.C. 20004

SIXTH: The business and affairs of the corporation shall be managed by and under the direction of the Board of Directors.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

EIGHTH The corporation reserves the right to amend, after, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and by this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

NINTH In addition to the other powers expressly granted by statute, the Board of Directors of the corporation shall have the power to adopt, repeal, alter or amend the bylaws of the corporation

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this 27th day of June, 2001.

/s/ Richard Joseph Dyer
Name:	Richard Joseph Dyer. Esq
Incorporator

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

July 19, 2001

The State Corporation Commission has found the accompanying articles submitted on behalf of

eLink Telecommunications of Virginia, Inc.

to comply with the requirements of law, and confirms payment of all required fees.

Therefore, it is ORDERED that this

CERTIFICATE OF INCORPORATION

be issued and admitted to record with the articles of incorporation in the Office of the Clerk of the Commission, effective July 19, 2001.

The corporation is granted the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

STATE CORPORATION COMMISSION

By
Commissioner

Commonwealth of Virginia

State Corporation Commission

I Certify the Following from the Records of the Commission:

The foregoing is a true copy of all documents constituting the charter of Eureka Telecom of VA, Inc. on file in the Clerk’s Office of the Commission.

Nothing more is hereby certified.

Signed and Sealed at Richmond on this Date: August 16, 2012
/s/ Joel H. Peck
Joel H. Peck, Clerk of the Commission

CIS0316